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                                                                   EXHIBIT 10.28


                             THRIFT RESTORATION PLAN

                                       FOR

                            THE COLUMBIA ENERGY GROUP




                             As Amended and Restated

                            Effective January 1, 2000
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                             THRIFT RESTORATION PLAN
                                       FOR
                            THE COLUMBIA ENERGY GROUP


                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I - DEFINITIONS .................................................      2

ARTICLE II - ELIGIBILITY ................................................      5

ARTICLE III - SUPPLEMENTAL THRIFT ACCOUNT ...............................      6

ARTICLE IV - WITHDRAWALS ................................................      9

ARTICLE V - TERMINATION OF PARTICIPATION AND PAYMENT OF BENEFITS ........     11

ARTICLE VI - OTHER PROVISIONS ...........................................     13

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                             THRIFT RESTORATION PLAN
                                       FOR
                            THE COLUMBIA ENERGY GROUP


                                     Purpose

      The purpose of this Plan is to provide for the payment of thrift restoration benefits to certain key management employees so that the total thrift plan benefits of such employees will be determined on the same basis as is applicable to all other employees of the Company. The creation of this Plan was made necessary by benefit limitations which were imposed on the Company's Employees' Thrift Plan or Columbia Energy Group by the Employee Retirement Income Security Act of 1974, as amended, other federal statutes and regulations which also limit benefits that can be paid to or on behalf or employees, and limits imposed by the Tax Reform Act of 1986.


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                                    ARTICLE I

                                   Definitions

      1.1   "Administrator" means the Basic Plan's Thrift Plan Committee.

      1.2   "Affiliated Company" means the Company and:

            (a) any other company which is included within a "controlled group of corporations within which the Columbia Energy Group, is also included, as determined under Section 1563 of the Internal Revenue Code of 1986, as amended, without regard to subsections (a)(4) and (e)(3)(c) of said Section 1563 except that with respect to the contribution limitation set forth in
                  Section 4.4, such determination under Section 1563 will be made assuming the phrase "at least 50%" is substituted for the phrase "at least 80%" each place it appears in Section 1563(a)(1); and

            (b) any other trades or business (whether or not incorporated) which, based on principles similar to those defining a "controlled group of corporations" for purposes of (a) above, are under common control.

      1.3 "Annual Additions" for any Participant means the sum, in any Plan Year, of:


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            (a)   the Company's contributions to the Basic Plan on behalf of the
                  Participant; plus

            (b) all Participant deposits to the Basic Plan, including before-tax, after-tax and lump sum deposits; plus

            For purposes of this Plan, the determination of a Participant's Annual Addition shall be made without regard to the Dollar Limitation or the Compensation Limit as established by the Tax Reform Act of 1986.

      1.4   "Basic Plan" means the Employees' Thrift Plan of Columbia Energy
            Group.

      1.5 "Company" means Columbia Energy Group, a corporation organized and existing under the laws of the State of Delaware, or any successor to it in ownership of substantially all its assets.

      1.6 "Compensation Limit" means compensation earned by a Participant up to $200,000 during any calendar year, as indexed under Section 415 of the Internal Revenue Code.

      1.7   "DCP" means Columbia Energy Group, Deferred Compensation Plan


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      1.8   "Dollar Limitation" means the annual dollar limitation on
            contributions to the Basic Plan, as set forth in Section 4.7 of that plan.

      1.9   "Effective Date" means January 1,1989.

      1.10 "Employee" means any individual who is employed by an Employer on a basis that involves payment of salary, wages or commissions.

      1.11 "Employer" means an Affiliated Company that is participating in this Plan.

      1.12 "Interest" means the average of the prime rates of interest charged as of the last business day of a month, determined under procedures established by the Administrator.

      1.13 "Participant" means any Employee who is participating in the Plan in accordance with its provisions.

      1.14 "Plan" means the Thrift Restoration Plan for the Columbia Energy Group, as set forth herein.


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      1.15  "Plan Year" means the 12-month period commencing each January 1 and ending the following December 31.

      1.16  "Supplemental Thrift Account" means the sum of credits accrued under
            Article III on behalf of a Participant, adjusted to reflect Interest credited to the account, and reduced by any withdrawals under
            Article IV.

                                   ARTICLE II

                                   Eligibility

      2.1   Eligibility. Any Employee who is participating in the Basic Plan and
            (i) whose Annual Addition in any Plan Year will exceed the Dollar Limitation for the Plan Year, (ii) whose compensation in a calendar year will exceed the Compensation Limit, or (iii) who, because of limitations set by the Internal Revenue Service, has deferrals in the DCP excluded for purposes of benefit allocations in the Basic Plan, will be eligible to become a Participant in the Plan as of January 1 of such Plan Year. If an Employee who was not expected to be eligible to become a Participant in a given Plan Year subsequently qualifies because his Annual Addition exceeds the Dollar Limitation for that Plan year, his compensation exceeds the Compensation Limit for that Plan Year, or because he becomes eligible for, or begins to participate in, the DCP, such Employee will be eligible to participate in the Plan as soon as practicable after this determination has been made or deferrals begin.


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      2.2   Notice of Eligibility to Participants. The Administrator will inform each Employee of his eligibility to participate in the Plan as soon as practicable but before the earliest date such Employee's participation could become effective.

      2.3 Method of Becoming a Participant. In order to become a Participant, each eligible Employee must sigh a written agreement with his Employer providing for the direction of Employer contributions or Participant deposits that would normally be made to the Basic Plan, to be credited to this Plan, to the extent necessary to satisfy the Dollar Limitation of the Basic Plan or to satisfy the Compensation Limit of the Basic Plan.

      2.4 Continuation of Participation. A Participant will remain a Participant so long as his Supplemental Thrift Account has not been fully distributed to him.

                                   ARTICLE III

                           Supplemental Thrift Account

      3.1 Supplemental Thrift Account. A Supplemental Thrift Account shall be established for each Participant. The amounts to be credited to a Participant's Supplemental Thrift Account shall be determined under procedures established by the Administrator and shall consist of:


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            (a)   Employer credits, as described in Section 3.2; plus

            (b)   Participant credits, as described in Section 3.3; plus

            (c)   Interest credits under Section 3.4.

            A Participant's Supplemental Thrift Account shall be reduced by any withdrawals made under Article IV.

      3.2 Employer Credits. The amount of Employer credits shall equal (a) minus (b) below:

            (a) The total amount of Employer contributions that would otherwise have been contributed to the Basic Plan without regard to the Dollar Limitation, the Compensation Limit, or deferrals to the DCP;

            (b) The actual amount of Employer contributions contributed to the Basic Plan.

      3.3   Participant Credits. The amount of Participant credits shall equal
            (a) minus (b) below:


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            (a)   The total amount of Participant deposits that would otherwise have been contributed to the Basic Plan without regard to the Dollar Limitation, the Compensation Limit, or deferrals to the DCP;

            (b) The actual amount of Participant deposits contributed to the Basic Plan.

      3.4   Interest Credits.

            (a) Credits to a Participant's Supplemental Thrift Account, if applicable, will be considered made on the same day as such amounts would otherwise have been credited under the Basic Plan.

            (b) All credits will accrue Interest starting with the first full calendar month in which they are deemed to be a part of the Plan and ending with the last full calendar month in which credits are still deemed to be part of the Plan.

            (c) Interest will be based on the balance of the value of the Participant's Supplemental Thrift Account as of the first working day of the month and credited as of the last working day of the calendar month.


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            (d)   In the event there is a withdrawal by a Participant from the
                  Plan, the value of such Participant's Supplemental Thrift Account, prior to the withdrawal, will be credited with Interest to the end of the calendar month coincident with the month the withdrawal is actually made. The amount at the withdrawal will then be subtracted from the balance so determined.

            (e) Interest will be earned only on monies held under reserve by the Employer. If the Administrator has invested any monies of a Participant's Supplemental Thrift Account, interest shall not be earned on these monies.

                                   ARTICLE IV

                                   Withdrawals

      4.1 Withdrawals. Subject to the limitations of Section 4.2, a Participant, by filing a written request with the Administrator, may elect to withdraw 33%, 67% or 100% of the total amount that has been credited to his Supplemental Thrift Account.

      4.2 Limitations on Withdrawals. Any withdrawal under this Article IV will be subject to the following provisions:

            (a)   Only one withdrawals will be permitted in any 12-month period.


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            (b)   Withdrawals under this Article IV will require suspension of
                  Employer credits and Participant credits (but not Interest credits) under this Plan for a period of time varying with the percentage of the value of the Participant's Supplemental Thrift Account which is withdrawn, according to the following schedule:

                             Percentage               Suspension
                             ----------               ----------
                                 33%                   2 months
                                 67%                   4 months
                                100%                   6 months

            This suspension will not affect a Participant's participation in the Basic Plan nor the basis for determining the Employer contributions or Participant deposits under the Basic Plan.

            (c) Withdrawals under this Article IV will be subject to a 10% early distribution penalty.



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                                    ARTICLE V

                          Termination of Participation
                             and Payment of Benefits

      5.1 Termination of Participation. A Participant's participation in this Plan shall terminate at termination of employment for any reason, including disability, death or retirement.

      5.2 Benefits at Termination of Participation. Upon his termination of participation in the Plan, a Participant, his spouse, or his beneficiary or legal representative will be entitled to 100 percent of the value of the Participant's Supplemental Thrift Account credited with Interest, if applicable, through the calendar month preceding the date payment is made to the Participant (or to his spouse, legal representative or beneficiary in the case of his incapacity or death).

      5.3 Form of Payment. Distribution of a Participant's Supplemental Thrift Account will be made by such method of payment as may be determined by the Administrator in its sole discretion.

      5.4 Timing of Payment. Upon termination of participation for reasons other than retirement or disability, the payment of the value of the Participant's Supplemental Thrift Account will be made as soon as practicable after the event giving rise to the termination of participation. In the event of termination of participation due to


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            retirement or disability, the value of the Supplemental Thrift
            Account will be paid as of March 31 following the year in which the Participant attains age 70-1/2. However, the Participant may elect to receive a distribution at an earlier age with the approval of the Administrator.



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                                   ARTICLE VI

                                Other Provisions

      6.1 Administration. This Plan will be administered by the Administrator, in a manner consistent with the administration of the Basic Plan, except that this Plan will be administered as a plan which is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. The Administrator's decisions in all matters involving the interpretation and application of this Plan will be final. The Administrator may employ whatever counsel or agents it deems necessary.

      6.2 Funding. The Administrator may invest Employer, Participant and Interest credits in any or a combination of investment media that the Administrator believes prudent. If as a result of the investment a current tax liability is incurred by a Participant, then such Participant may be given the right to elect how his credits will be diversified among the investment options offered. The investment return will fully inure to the Participant.

            If the Administrator authorizes an investment of credits in a medium, which does not result in a current tax liability or maintains the credits as a reserve, then Interest credits as described in Section 3.4 of this Plan will be the minimum rate of return earned by the Participant, Employer and Interest credits.


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            A Participant's right to benefits under this Plan, except for credits which have already been taxed to the Participant, will be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan will be paid from the general assets of the Company except where credits have already been taxed to the Participant and are invested. No special or separate fund will be established by the Company, and no segregation of assets will be made to assure payments.

      6.3 Employment Conditions. Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of the Company or any Employer, in its sole discretion, to hire Employees or Participants and, with or without cause or notice, to discharge or terminate the services of Employees or Participants.

      6.4 Amendment and Discontinuation. The Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it if, in its sole judgment, such action is deemed necessary or desirable. However, if the Company should amend or discontinue this Plan, the Company will be liable for payment of all amounts credited under this Plan as of 4 date of such action.

      6.5 Use of the Masculine Pronoun. The masculine pronoun used herein shall include the feminine, unless the context text shall clearly indicate otherwise.


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